UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 27, 2024

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Main Street, Chatham, New Jersey 07928

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 904-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On February 27, 2024, Tonix Pharmaceuticals Holding Corp. (the “Company”) announced positive results from its clinical pharmacokinetic (“PK”) bridging study of its Tonmya™ (also known as TNX-102 SL, cyclobenzaprine sublingual tablets) product candidate in healthy adult male and female ethnic Japanese and Chinese volunteers.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.01 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the United States Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On February 27, 2024, the Company announced positive results from its clinical PK bridging study of Tonmya in healthy adult male and female volunteers of documented Japanese and Chinese ancestry. The study characterized the PK profile and dose proportionality of Tonmya following administration in 10 healthy volunteers, and compared these findings to an existing PK dataset conducted under similar conditions in Caucasian volunteers. Results indicate that key PK parameters of cyclobenzaprine for Japanese, Chinese and Caucasian groups were similar, with geometric mean ratios falling within the 90% confidence interval, and that Tonmya was generally safe and well tolerated at doses up to 5.6 mg as single sublingual administrations. The Company expects these data to fulfill the requirements for a bridging study, and to support regulatory filings for clinical studies in Japan and China, where cyclobenzaprine is a new chemical entity. The Company intends to meet with the Pharmaceuticals and Medical Devices Agency and National Medical Products Administration to further the development of Tonmya in Japan and China, respectively.

The incidence of adverse events (“AEs”) and investigational product-related AEs was low. No volunteers discontinued due to an AE and no clinically significant abnormal findings in laboratory parameters, electrocardiograms, or other safety assessments were noted during the study. No severe AEs and no deaths were reported during the study. The Company believes it can proceed with submitting an Investigational New Drug applications in Japan and China and begin clinical development of Tonmya to support a registration-enabling Phase 3 study in Asia.

The study was a randomized, single-dose, open-label, 2-way, crossover study design in ethnic Japanese (N=10) and Chinese (N=10) healthy male and female volunteers. The primary objective of the study was to characterize the PK profile and dose proportionality of Tonmya following administration of 2.8 mg and 5.6 mg (one and two 2.8 mg tablets) under fasting conditions in the volunteers, and to retrospectively compare these PK data with existing data from a prior Phase 1 study in Caucasian volunteers dosed under the same conditions. Safety and tolerability were also assessed. A 2.8 mg or 5.6 mg tablet (2 X 2.8 mg) of Tonmya was administered sublingually in the morning under fasted conditions. As the similarity in PK profile between Japanese and Chinese volunteers was confirmed, the PK data from the two ethnic groups were pooled (n=20) for the comparison between Asian and Caucasian volunteers. The primary PK endpoints were the total amount of cyclobenzaprine and metabolite norcyclobenzaprine in the blood (expressed as the area under the curve (AUC0-T)) and maximum concentration (expressed as Cmax).

The Company holds issued patents for market exclusivity rights of Tonmya expected to provide market exclusivity into 2034 in Japan, China, Hong Kong and Taiwan.

Forward- Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical trials, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the SEC. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.
	99.01	Press Release, dated February 27, 2024
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: February 27, 2024	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer